UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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J.B. Hunt Transport Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J. B. HUNT TRANSPORT SERVICES, INC.

NOTICE AND PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2003 at 10:00 a.m.

     The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held April 24, 2003 at 10:00 a.m. (CDT) at the Company’s headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas for the following purposes:

(1)	To elect four (4) Class II Directors for a term of three (3) years each.

(2)	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the next fiscal year.

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on February 28, 2003 will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

     A copy of the 2002 Annual Report to Stockholders is enclosed.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present, the Board of Directors requests that you promptly complete, sign, date and mail the enclosed proxy. If you attend the meeting, you may vote either in person or by your proxy.

By Order of the Board of Directors

JOHNELLE D. HUNT Secretary

Lowell, Arkansas
March 17, 2003

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND RETURN
YOUR PROXY WITHOUT DELAY.

J. B. HUNT TRANSPORT SERVICES, INC.

PROXY STATEMENT

Summary Term Sheet

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the nominees being solicited for directors and the appointment of KPMG LLP as our independent auditors, you should carefully read this entire document, its attachments and other documents to which we refer.

When and Where Is the Annual Meeting?

Date:	Thursday, April 24, 2003
Time:	10:00 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices, Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas

What is the purpose of the Annual Meeting?

     At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying Notice of Meeting, including the election of directors and ratification of the Company’s independent auditors. In addition, the Company’s management will report on the performance of the Company during calendar year 2002.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, February 28, 2003, are entitled to receive Notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting or at any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and seating will be available at approximately 9:30 a.m. Cameras and recording devices will not be permitted at the meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business. As of the record date, 39,352,835 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     The enclosed proxy card indicates the number of shares that you own. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

     Proxies duly executed and returned by a stockholder, and not revoked prior to or at the meeting, will be voted in accordance with the instructions thereon.

Can I vote by telephone?

     If you are a registered stockholder (that is, if you hold stock in your own name), you may vote by telephone by following the instructions included with your proxy card. You may vote via touch tone phone by calling 1-877-PRX-VOTE (1-877-779-8683) toll-free 24 hours a day, 7 days a week.

If you choose to vote by telephone, do not mail your proxy card.

     If your shares are held in “street name,” you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	For election of the nominated slate of directors (see pages 4-6)

•	For ratification of the appointment of KPMG LLP as the Company’s independent auditors (see pages 18-19)

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

•	Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•	Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return the proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

You should carefully read this Proxy Statement
(including the attachments) in its entirety

REPORT OF ACTION TAKEN AT PRIOR ANNUAL MEETING
OF STOCKHOLDERS ON APRIL 25, 2002

     The 2002 Annual Meeting was held on April 25, 2002. At that meeting 91.36 percent of the eligible shares were voted. Results of the Proposals brought before the stockholders follow:

•	Proposal One - Class I nominees for the Board of Directors were elected by a vote of 99.68 percent of the total shares voted.

•	Proposal Two - Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the next calendar year was approved by a vote of 98.65 percent of the total shares voted.

•	Proposal Three — To act upon other business as may come before the meeting, was approved by a vote of 76.35 percent.

PROPOSAL ONE
Election of Directors

     The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class II expires at the 2003 Annual Meeting. The Board of Directors proposes that the nominees described below be re-elected to Class II for a new term of three years and until their successors are duly elected and qualified. All are currently serving as Class II directors.

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     It is intended that the shares represented by the accompanying proxy will be voted at the 2003 Annual Meeting for the election of all nominees. Each nominee has indicated his/her willingness to serve as a member of the Board, if elected.

The Board of Directors recommends that stockholders vote
FOR
each of the nominees listed herein

PROFILES OF DIRECTORS AND NOMINEES

NOMINEES FOR DIRECTOR:

CLASS II — Term expires April 2003

Gene George	Director Since 1961
Mr. George, age 80, is Chairman of the Board of George’s Inc. (an integrated poultry company). He also serves on the Board of Directors for the First National Bank of Springdale.

Thomas L. Hardeman	Director Since 1994
Mr. Hardeman, age 65, is President of BTTB Investments, a private investment company. He served as Corporate Vice President of United Parcel Service from 1984 until his retirement in April 1994. He is the former Chairman of the Advisory Board for the Commercial Vehicle Safety Alliance, former board member of the Professional Truck Driver Institute of America, and served on the American Legislative Exchange Council and the State Government Affairs Council.

J. B. Hunt	Director Since 1961
Mr. Hunt, age 76, is Senior Chairman of the Board of Directors of the Company. Founder of the J.B. Hunt Company in 1961, he served as Chairman of the Board from 1982 until 1995. He is currently involved in a number of outside interests as a private investor and is a former Board member of the University of Denver Intermodal Transportation Institute.

James L. Robo	Director Since 2002
Mr. Robo, age 40, is President of FPL Energy (a public company in deregulated power and energy markets and subsidiary of FPL Group). He joined the General Electric Company in 1992 and served as President and Chief Executive Officer of GE Mexico from 1997-1999. He was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1992 until February 2002. From 1984-1992, Mr. Robo worked for Mercer Management Consulting and served as Vice President from 1988-1992. He graduated summa cum laude from Harvard College with a BA in European History and subsequently obtained his MBA from Harvard Business School in 1988.

DIRECTORS WHOSE TERM OF OFFICE CONTINUE

CLASS III — Term expires April 2004

John A. Cooper, Jr.	Director Since 1990
Mr. Cooper, age 64, is Chairman of the Board of Cooper Communities, Inc. (a private community development company). From 1997 to July 2002, Mr. Cooper served as Chief Executive Officer and President of Cooper Communities, Inc.

Bryan Hunt	Director Since 1991
Mr. Bryan Hunt, age 44, is President of Best Motor Company, Best Leasing Corporation and Progressive Finance Corporation (all private companies with operations in motor vehicle sales, leasing and financing). He currently serves as Vice Chairman of the Board and has served as Assistant Secretary of the Company from October 1988 until May 2000. Until his retirement from the Company in 1997, he served separate terms as the Company’s Treasurer and Chief Operating Officer of the Van Division.

Wayne Garrison	Director Since 1981
Mr. Garrison, age 50, is Chairman of the Board and has held this title since 1995. Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 to May 1991.

CLASS I — Term expires April 2005

Johnelle D. Hunt	Director Since 1993
Mrs. Hunt, age 71, is Secretary of the Company. Serving as Credit Manager from 1962 to 1987, she was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988 at which time she was elected Secretary.

Kirk Thompson	Director Since 1985
Mr. Thompson, age 49, is President and Chief Executive Officer of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, President and Chief Operating Officer from 1986 until 1987 when he was elected President and Chief Executive Officer.

Leland E. Tollett	Director since 2001
Mr. Tollett, age 66, is a private investor. He served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998 when he retired and became a consultant to that company. A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995. He first became a board member of Tyson Foods, Inc. in 1984 and continues to serve in that capacity.

John A. White	Director Since 1998
Dr. White, age 63, is Chancellor of the University of Arkansas. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University. Dr. White is a member of the National Academy of Engineering, Vice President and Director of the Malcolm Baldridge National Quality Award Foundation. He also serves on the Board of Directors for Eastman Chemical Company, Motorola, Inc., Russell Corporation, Logility, Inc., the National Science Foundation and the National Collegiate Athletic Association.

     Under the terms of the Company’s articles and Arkansas law, the Board of Directors can fix or change the number of directors by up to 30% of the number of directors last approved by the stockholders.

     Each of the foregoing nominees is currently serving as a director of the Company. Johnelle Hunt is the wife of J. B. Hunt and Bryan Hunt is the son of J. B. and Johnelle Hunt. There are no other family relationships among the foregoing directors.

What are the duties of the Board?

     The Board of Directors has the responsibility to serve as the trustee for the stockholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board, however, is not involved in day-to-day operating details. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month and by participating in Board and Committee meetings.

     The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act which, among other things, sets forth a number of new corporate governance standards and disclosure requirements. In addition, the NASDAQ has recently proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed NASDAQ rules are subject to final SEC rulemaking initiatives and, therefore, have not yet become effective. When effective, many of the requirements may be subject to lengthy transitional provision. In anticipation of the final effectiveness of these requirements, the Board of Directors and it’s Committees have initiated actions to pre-comply with certain of the proposed rules. These actions include:

•	adopting an amended Audit Committee Charter, which reflects certain changes required under the Sarbanes-Oxley Act,

•	re-evaluating the Compensation Committee Charter to ensure that the responsibilities of the Compensation Committee are properly outlined and that each member meets the independence requirements of the NASDAQ,

•	adopting a formal Code of Conduct, and

•	adopting Corporate Governance Principles.

     How are directors compensated?

     We do not pay directors who are also officers of the Company additional compensation for their service as directors. In calendar year 2002, compensation for non-employee directors included the following:

•	annual retainer of $20,000 paid in Company stock,

•	$4,250 for each Board meeting attended,

•	$1,000 for each Board Committee meeting attended,

•	$2,000 to the chairman of each Committee for each Committee meeting attended,

•	reimbursement of expenses to attend Board and Committee meetings.

How often did the Board meet during calendar year 2002?

     The Board of Directors held four regularly scheduled meetings and three telephonic meetings during the 2002 calendar year. During this period all members of the Board participated in at least 75% of all meetings including the Annual Meeting. The business of the Company is managed under the direction of the Board of Directors, which meets on a regularly scheduled basis during its calendar year to review significant developments affecting the Company and to act on matters, which require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings.

What committees has the Board established?

     For the calendar year ending December 31, 2002, the Board of Directors had the following committees:

•	Audit, comprised of John White, Chairman, Gene George and Leland E. Tollett

•	Compensation, comprised of John A. Cooper, Jr., Chairman, Gene George and Tom Hardeman

•	Nominating, comprised of Tom Hardeman, Chairman, John A. Cooper, Jr., and Leland E. Tollett

•	Executive, comprised of J.B. Hunt, Chairman, Bryan Hunt, Wayne Garrison, Gene George, and Kirk Thompson

     Members of the committees are appointed annually by the Board and serve until their successors are appointed or their earlier resignation or removal.

     The Audit Committee functions are focused primarily on three areas: (1) the scope and adequacy of the Company’s internal controls and financial reporting processes and the reliability of the Company’s financial statements, (2) the independence and performance of the Company’s independent auditors and (3) the Company’s compliance with legal and regulatory requirements related to the filing and disclosure of quarterly and annual financial statements of the Company. All members of the Audit Committee qualify as an “independent” director under the Sarbanes-Oxley Act and the current and proposed listing standards of the NASDAQ. The Audit Committee held six regularly scheduled meetings and two telephonic meetings in calendar year 2002. For additional information concerning the Audit Committee, see “Report of the Audit Committee” and the Committee’s charter attached as Appendix A.

     The Compensation Committee determines the compensation of senior management of the Company. Additionally, the Compensation Committee administers the compensation, stock incentive and benefit plans of the Company. All members of the Committee are “outside/disinterested directors” for purposes of Section 162(m) of the Internal Revenue Code for the purpose of administering the Company’s performance-based compensation plans. The Compensation Committee met twice in calendar year 2002. All of the members attended the meetings. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee.”

     The Nominating Committee reviews the qualifications of potential Board candidates, from whatever source received, and propose nominations for Board membership. Nomination of potential Board candidates may be directed to the Nominating Committee, in care of the Secretary of the Company at the address stated herein. The Nominating Committee met once in calendar year 2002.

     The Executive Committee has broad power to act for and on behalf of the Board of Directors between the regularly scheduled meetings of the Board of Directors. The Executive Committee held no meetings in calendar year 2002.

     The Company, the Board and each of the above Committees will continue to monitor the progress of pending corporate governance legislation and related rule-making initiatives and will continue to evaluate Committee charters, duties and responsibilities with the intention of maintaining full compliance by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company, to file with the SEC reports of security ownership and reports on subsequent changes in its ownership of the Company’s securities. Reporting persons are required to furnish the Company with copies of all Section 16(b) forms filed with the SEC. Based upon the Company’s review of the reports furnished to the Company pursuant to Section 16 of the Exchange Act, to the best of the Company’s knowledge, all filings were timely and correctly made by reporting persons during calendar year 2002.

Certain Transactions and Relationships

     Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced premiums on the life insurance policies for Mr. and Mrs. J.B. Hunt. The premium advances plus accrued interest is a receivable to the Company from a trust, which is the owner and the beneficiary of the policy. Bryan Hunt and Jane Hardin, children of J.B. and Johnelle D. Hunt, serve as trustees and are the beneficial owners. The Company has a guarantee from Mr. and Mrs. Hunt for the amount of premiums paid by the Company together with accrued interest at the rate of 5% per annum for the period January 3, 1990 through July 20, 2000 and at the Company’s annual adjusted average cost of borrowing thereafter, currently at 7.39%. On July 24, 2002, the Company advanced premiums of $600,000 with respect to the life insurance policies of which Mr. Hunt’s share, as reported by the insurance carriers, consisted of $22,096. Accordingly, Mrs. Hunt’s share was $11,048. With the enactment of the Sarbanes-Oxley Act of 2002, the Company will no longer advance such premiums.

     Mr. Robo served as President of the GE Capital TIP/Modular Space division (TIP) in January and February of 2002. TIP, a supplier of trailer renting and leasing equipment, was, and continues to be, under contract with the Company. During calendar year 2002, the Company paid GE Capital/TIP $61 million in trailer and modular building rent payments. Additionally, the Company paid GE Capital $25 million for containers and chassis.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

How much stock does the Company’s directors and officers own?

     The authorized Common Stock of the Company consists of 100,000,000 shares, $.01 par value. As of the close of business on February 28, 2003 there were 39,352,835 shares outstanding held by 1,378 stockholders of record.

     The following table lists as of February 28, 2003, all persons known to be the beneficial owner of more than five percent of the Company’s Common Stock, by each director of the Company, and by each named executive officer (Tables I, II and III), and by all officers and directors as a group.

				Percent of
	Shares		Right to	Outstanding
Directors and Officers	Owned (1)		Acquire (2)	Shares (3)

J.B. Hunt	8,378,960	(4)		21.3
Wayne Garrison	2,008,350	(5)	56,000	5.3
John A. Cooper, Jr.	13,530			*
Gene George	628,087	(6)		1.6
Thomas L. Hardeman	7,030			*
Craig Harper	23,334		14,500	*
Bryan Hunt	14,314			*
Johnelle Hunt	264,826	(7)		*
Paul Bergant	159,904		47,795	*
James L. Robo	0			*
Kirk Thompson	150,161			*
Leland E. Tollett	1,938			*
Jerry W. Walton	106,109	(8)	31,000	*
John A. White	6,172			*
All executive officers and directors as a group (22 persons)	11,859,481		231,524	31.0

*	Less than one percent

Other Principal Stockholders

Dimensional Fund Advisors(9)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401	2,000,600	5.1

(1)	Includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with a spouse, or

•	holds shares in the Company’s 401(k) Employee Retirement Plan and Deferred Compensation Plan, unless otherwise indicated in the footnotes.

Excludes shares that:

•	are restricted stock holdings, or

•	may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock options exercisable through February 28, 2003.

(3)	The percentages are based on 39,352,835 shares, which equal the outstanding shares of the Company as of February 28, 2003

(4)	Includes 8,238,850 shares owned by Mr. and Mrs. Hunt in a family limited liability company in which they are co-managers.

(5)	Includes shares owned by immediate family.

(6)	Includes an indirect beneficial ownership interest through a family limited partnership that owns 730,989 shares which equals 182,747 shares and the ownership of 445,340 shares in another family limited partnership. Mr. George disclaims the beneficial ownership of the 182,747 shares described above and listing such shares shall not be construed as an admission that Mr. George is the owner of such shares for purposes of Section 13(g) of the Securities Exchange Act of 1934.

(7)	Includes 261,755 shares owned by Mr. and Mrs. Hunt in a family limited liability company in which they are co-managers.

(8)	Includes 33,099 shares held in trusts in which Mr. Walton is designated as the trustee but claims no beneficial interest.

(9)	Based on Schedule 13G filed by the indicated party. In said filing, beneficial ownership was disclaimed by Dimensional Fund Advisors. The amounts and percentages of shares were reported to the Company on February 3, 2003.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee

     Compensation of officers and senior executives of the Company is determined by the Compensation Committee of the Board of Directors (the “Committee”). The Committee, comprised entirely of outside directors, meets (1) to fix annual salaries in advance and bonuses for the current year of senior executives, (2) to review annual goals and reward outstanding annual performance of executives, (3) to grant stock options pursuant to the Company’s stock option plans, (4) to establish and certify the achievement of performance goals under the Company’s Management Incentive Plan, and (5) review the Company’s 401(k) and deferred compensation plans. In October 2002, the Committee retained an independent consultant to review certain of its executive compensation policies and practices. The Committee met to discuss the salaries, bonuses and other compensation of the officers and senior executives of the Company, including the Senior Chairman, Chairman, Chief Executive Officer and Board of Directors.

General Compensation Policy

     The executive compensation package has three main components: (1) base salary, which is reviewed annually, (2) performance-based bonuses that are directly tied to the Company’s earnings per share and are earned annually depending on the achievement of pre-established performance-based goals, and (3) incentive awards. This mix of compensation elements places more of total compensation at risk and emphasizes performance.

     The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs, are necessary for the attraction, motivation and retention of the highest caliber employees.

Base Salary

     Executives’ base salaries are based on the Company’s performance for the prior calendar year and upon a subjective evaluation of each executive’s contribution to that performance. In evaluating overall Company performance, the primary focus is on the Company’s earnings per share.

Performance-based Bonus

     Performance cash bonuses are paid quarterly to executives based on the Company’s earnings per share. The amount of the bonus paid is a percentage of the executive’s salary. The bonus increases as a percentage of base salary as the Company’s earnings per share improves.

Incentive Awards

     Incentive payments are made under the Company’s Management Incentive Plan. As a person’s level of responsibility increases, a greater portion of potential total compensation opportunity is shifted from salary to performance-based incentives and to greater reliance on growing total return to stockholders through stock-based awards. This directly aligns the interest of management with stockholders.

     To motivate the Company’s employees to emulate its stockholders, the Company has implemented the following guidelines of stock ownership over a five-year period:

Position	Ownership Multiple of Base Salary

Chief Executive Officer	5 times
Executive Vice Presidents	3 times
Senior Vice Presidents and Vice Presidents of Operations	2.5 times
Vice Presidents, Terminal Managers, and Directors of Operations	2 times

Chairman and Chief Executive Officer Compensation

     The Committee has tried to set base salary and overall compensation for Messrs. Garrison and Thompson competitively with companies of similar size and aligned with companies which lead their respective industries. The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

     Cash bonuses paid to Messrs. Garrison and Thompson in calendar year 2002 were determined by the previously mentioned formula relating bonuses to earnings per share.

     In accordance with the Committee’s policy of aligning executive interest with the interest of stockholders, Mr. Garrison was granted a stock option of 150,000 shares in calendar 2002. The options will vest over a five-year period and will not expire until the year 2012. Mr. Thompson was granted a stock option of 40,000 shares in calendar year 2002 that will vest over a nine-year period.

     Messrs. Garrison and Thompson’s cash compensation is comparable to the NASDAQ peer group and other transportation company peer groups. Additionally, they each participate in the Company’s 401(k) Employee Retirement Plan.

2003 Performance-based Compensation

     For calendar year 2003, the Company has established a cash bonus program for the above named executives, which is in direct correlation to earnings per share.

Tax Deductibility

     The Company’s incentive bonus and stock incentive plans are designed to be performance-based plans as defined in the Internal Revenue Code of 1986, as amended. Therefore, under Internal Revenue Code Section 162(m), compensation paid in 2002 under these plans is intended to be fully deductible and it is our intention to continue to maximize deductibility to the extent practicable.

Our Conclusion

     We firmly believe that the quality and motivation of all of the Company’s employees, including its managers, make a significant difference in the Company’s long-term performance. We also believe that stockholders directly benefit from compensation programs that:

•	reward superior performance;

•	contain an appropriate downside risk element when performance falls short of clearly-defined standards;

•	give appropriate administrative flexibility to achieve their objectives.

     We believe that the Company’s management compensation program meets these requirements and will continue to be an important factor in driving the Company’s success.

J.B. Hunt Transport Services, Inc., Compensation Committee
2002 Members
John A. Cooper. Jr., Chairman
Gene George
Tom Hardeman

Compensation Committee Interlocks and Insider Participation

     Messrs. Cooper, George and Hardeman are outside directors of the Company. None of the members of the Compensation Committee were an officer or an employee of the Company during calendar year 2002. No member of the Committee is a former officer of the Company or had any related party transactions with the Company in calendar year 2002.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. Adopted by the Board, on October 14, 1992, the charter established the audit related functions that the Audit Committee is to perform. Most recently, the Audit Committee evaluated the effect of the Sarbanes-Oxley Act on the Audit Committee and its charter. The Sarbanes-Oxley Act sets forth a number of new corporate governance standards, including certain audit committee responsibilities. Additionally, the NASDAQ has proposed changes to its corporate governance and listing requirements before the Securities and Exchange Commission (“SEC”) for approval. In light of the Sarbanes-Oxley Act, the Audit Committee and Board have approved the revision of the Audit Committee Charter, attached hereto as Appendix A. The Audit Committee has considered and will continue to reconsider its charter in light of these legislative and rule-making initiatives with the intention of maintaining full compliance with the Sarbanes-Oxley Act and any applicable NASDAQ listing standards and/or SEC rules.

The functions of the Audit Committee (the “Committee”) are focused on three areas:

•	adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	the independence and performance of the Company’s independent auditors; and

•	the Company’s compliance with legal and regulatory requirements dealing with the Company’s financial statements.

     The directors who serve on the Committee are all independent for purposes of SEC standards. That is, the Board has determined that no member on the Committee has a relationship to the Company that may interfere with the Committee’s independence from the Company and its management.

     Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent auditors perform an independent audit of the Company’s consolidated financial statements, express an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and issue a report thereon.

     The Audit Committee is responsible for monitoring and overseeing these processes. The Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting and discusses these matters with the Company’s independent auditors. The Committee regularly meets privately with the independent auditors, who have unrestricted access to the Committee. The Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Committee reviews the Company’s financial plans and reports recommendations to the full Board for approval and to authorize action.

     In this context, the Committee reviewed the audited consolidated financial statements and met eight times and held discussions with management and KPMG LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The independent auditors also provided the Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company, and the Committee discussed with the independent auditors their independence. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters relating to the conduct of the audit of the Company’s financial statements.

     Based on the Committee’s discussions with management and the independent auditors, as well as its review of the representations of management and the report of the independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the calendar year ended December 31, 2002, as filed with the SEC.

     During calendar year 2002, the Audit Committee’s responsibilities were expanded to include formal pre-approval of all auditors’ fees for non-audit related services prior to engagement. The committee met these new directives and approval was obtained prior to engagement. Fees paid by the Company for calendar year 2002 are as follows:

Audit Fees

     The aggregate fees billed for professional services by KPMG LLP rendered in connection with the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s 10-Q’s and the annual audit of the financial statements of the Company’s employee benefit plan for the 2002 calendar year were $462,429.

All Other Fees

     The aggregate total of all other fees billed by KPMG LLP for the 2002 calendar year were $166,200 for tax compliance and tax consultation. For the 2002 calendar year, no fees were billed or paid to KPMG LLP in connection with the Company’s information system.

     The Audit Committee has considered whether KPMG LLP’s independence is compatible with rendering all other non-audit services during calendar year 2002.

J.B. Hunt Transport Services, Inc., Audit Committee
2002 Members
John White, Chairman
Gene George
Leland E. Tollett

The following table sets forth information concerning total compensation earned or paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the calendar years indicated, to the Chairman (as one of the five highest paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the three highest paid executive officers of the Company for such period in all capacities in which they served.

Table I

EXECUTIVE COMPENSATION SUMMARY TABLE

					Long-Term Compensation
		Annual Compensation			Awards

				Other		Securities
				Annual	Restricted	Underlying	All Other
Name and				Compen-	Stock	Options/	Compen-
Principal			Bonus	sation	Award(s)	SARs	sation
Position	Year	Salary($)	($)(1)	($)(2)	($)(3)	(#)(3)	($)(4)

Kirk Thompson	2002	453,846	225,000	3,774	N/A	40,000	5,499
President and	2001	450,000	2,813	350	N/A	75,000	4,461
CEO	2000	450,000	45,000	1,700	N/A	32,500	2,385

Wayne Garrison	2002	375,000	187,500	32,417	N/A	150,000	5,500
Chairman of the	2001	375,000	0	40,944	N/A	0	0
Board	2000	375,000	0	32,162	N/A	130,000	0

Jerry Walton	2002	325,000	162,500	0	N/A	15,000	6,000
EVP, Finance	2001	325,000	2,031	1,871	N/A	30,000	3,383
& Administration	2000	321,154	32,500	1,666	N/A	105,000	4,632
and CFO

Paul Bergant	2002	280,000	140,000	3,589	N/A	15,000	6,000
EVP, Marketing/	2001	280,000	1,750	1,919	N/A	25,000	3,804
Chief Marketing	2000	276,038	28,000	3,621	N/A	55,000	1,968
Officer

Craig Harper	2002	251,538	125,000	0	N/A	20,000	5,297
EVP, Chief	2001	250,000	1,563	0	N/A	25,000	3,455
Operations	2000	237,884	23,500	1,573	N/A	30,000	3,785
Officer

(1)	All bonuses are reported in the year in which they are earned.

(2)	Calendar year 2002 amounts consist of:

•	Kirk Thompson: $350 for professional fees and $3,424 for personal use of the company plane.

•	Wayne Garrison: $10,217 for professional fees, $21,357 for personal use of the company plane, and $843 for use of a company car.

•	Paul Bergant: $765 for professional fees, $2,824 for personal use of the company plane.

Calendar year 2001 amounts consist of:

•	Kirk Thompson: $350 in professional fees.

•	Wayne Garrison: $5,625 for professional fees, $34,039 personal use of company plane and $1,280 for use of a company car.

•	Jerry Walton: $1,750 for professional fees and $121 for personal use of company plane.

•	Paul Bergant: $540 for professional fees and $1,379 for personal use of company plane.

Calendar year 2000 amounts consist of:

•	Kirk Thompson: $350 for professional fees and $1,350 for personal use of the company plane.

•	Wayne Garrison: $5,765 for professional fees, $24,964 for personal use of the company plane and $1,433 for use of company car.

•	Jerry Walton: $1,500 for professional fees and $166 for personal use of the company plane.

•	Paul Bergant: $585 for professional fees and $3,036 for personal use of the company plane.

•	Craig Harper: $1,573 for personal use of the company plane.

(3)	There were no restricted stock awards or stock appreciation rights (SARs) granted in calendar years 2002, 2001 or 2000.

(4)	Includes contributions to the Company’s 401(k) retirement plan on behalf of each of the above named executives.

Table II

AGGREGATED OPTION EXERCISES DURING CALENDAR YEAR 2002
AND
OPTION VALUES ON DECEMBER 31, 2002

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			FY-End(#)	FY-End($)(3)
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise(#)(1)	Value Realized($)(2)	Un-exercisable	Un-exercisable

Wayne Garrison	1,026,000	11,137,700	26,000E	360,360E
			228,000U	1,955,580U

Kirk Thompson	45,968	605,535	0E	0E
			301,302U	3,504,937U

Jerry Walton	76,000	1,210,078	31,000E	374,899E
			182,600U	2,309,772U

Paul Bergant	49,000	705,728	51,795E	744,629E
			160,205U	1,932,922U

Craig Harper	19,471	264,924	14,500E	122,475E
			136,585U	1,577,083U

The above Exhibit reflects options only. The Company has no SARs or restricted stock at the present time.

(1)	Either all or a portion of the shares acquired on exercise shown in the above table, were acquired through a cashless exercise. Shares held by the individual for more than six months (mature shares) are tendered to the Company to pay the option price and tax withholdings. Such a transaction allows an individual to increase ownership in Company stock without openly selling shares in the marketplace. Shares tendered to the Company are added back to the authorized shares under the Management Incentive Plan approved by the shareholders on April 20, 2000.

Shares tendered from the above transactions were as follows: Wayne Garrison, 180,384 shares; Kirk Thompson, 31,232 shares; Jerry Walton 33,872 shares; Paul Bergant , 10,273 shares; and Craig Harper, 11,175 shares.

(2)	Values were earned over multiple year periods. Election to exercise an option in calendar year 2002 should not be interpreted to mean that all value was earned in the year the option was exercised.

(3)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $29.30, which is the closing market price reported on NASDAQ on December 31, 2002.

Table III

OPTION GRANTS DURING CALENDAR YEAR 2002

	Number of
	Percent	Securities
	of Total	Underlying	Option		Potential
	Options	Options	Price	Expiration	Realizable	Value($)(1)
Name	Granted(%)	Granted(#)	($/Sh)	Date	5%	10%

Wayne Garrison	15.11	150,000	23.47	2/28/12	2,214,024	5,610,770
Kirk Thompson	4.03	40,000	28.32	10/24/13	804,672	2,099,211
Jerry Walton	1.51	15,000	28.32	10/24/10	202,823	485,797
Paul Bergant	1.51	15,000	28.32	10/24/10	202,823	485,797
Craig Harper	2.01	20,000	28.32	10/24/13	402,336	1,049,605

The above Exhibit reflects options only. The Company has no SARs or restricted stock at the present time.

(1)  Caution is recommended in interpreting the financial significance of these figures. Potential values are based on the assumption that the Company’s common stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term, and therefore, the figures are not intended to forecast possible future appreciation, if any, of the price of common stock or establish a present value of the options.

PERFORMANCE GRAPH

     The following graph presents a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and NASDAQ Trucking Stocks (CRSP Transportation Index). The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ motor freight and warehousing companies classified under SIC codes 4200-4299. A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 1997 in Company common stock and in each of the indices.

Comparison of Five Year Cumulative Total Return
J. B. Hunt Transport Services, Inc., S&P 500, NASDAQ

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

J. B. Hunt	100.0	123.7	75.3	91.8	126.7	160.1
S&P 500	100.0	129.0	156.3	142.4	125.6	97.7
NASDAQ	100.0	100.3	94.3	103.9	143.5	162.8

PROPOSAL TWO
Ratification of Appointment of Auditors

     The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected KPMG LLP to audit the books, records and accounts of the Company for the 2003 calendar year. KPMG LLP has served as the Company’s independent auditors since its appointment in 1982. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions.

     The Audit Committee approved all audit services provided by KPMG LLP for the year ended December 31, 2002. These services included the examination of the Company’s consolidated financial statements and other services related to filings with the Securities and Exchange Commission. See “Report of the Audit Committee” for a discussion of auditor independence.

     Fees paid for calendar year 2002 are disclosed in the “Report of the Audit Committee”.

     The Committee recommended to the Board and the Board has selected KPMG LLP to be employed as the Company’s independent certified public accounts to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by the Company with the SEC during the ensuing year.

The Board of Directors recommends that the stockholders vote
FOR
the ratification of the appointment of KPMG LLP
as the Company’s independent auditors for the 2003 calendar year.

OTHER MATTERS

Other Business Presented at Annual Meeting

     As of the date of this Proxy Statement, the Board knows of no other business that may properly be, and is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Stockholder Proposals for 2004 Annual Meeting

     In order for a proposal by a stockholder to be presented at an Annual Meeting of the Company’s stockholders, the proposal must be included in the related Proxy Statement and proxy form. In order for a stockholder’s proposal to be included in the Proxy Statement and proxy form for the Annual Stockholders’ Meeting in 2004, the proposal (1) must be received by the Company at its home office, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Johnelle D. Hunt, Secretary, on or before November 3, 2003 and (2) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, including the Company’s Bylaws and Rule 14a-8 of the Securities Act.

Expenses

     The proxies being solicited hereby are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone or telegraphic communications, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

Where You Can Find More Information

     The Company files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

     In addition, the Company’s Annual Report and Form 10-K is available via the Internet at the Company’s website http://www.jbhunt.com as are press releases and other pertinent information about the Company.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO VOTE BY TELEPHONE OR MAIL. TO VOTE BY MAIL, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors JOHNELLE D. HUNT Secretary

Appendix A

J.B. HUNT TRANSPORT SERVICES, INC.
AUDIT COMMITTEE CHARTER
As amended January 28, 2003

I.     PURPOSE AND ROLE

The primary function of the Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing with its auditors: (a) the financial reports and other financial information provided by J.B. Hunt Transport Services, Inc. (the “Company”) to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; and (c) the Company’s auditing, accounting and financial reporting processes generally.

All of the requirements in this Charter are qualified by the understanding that the role of the Committee is to act in an oversight capacity and is not intended to require a detailed review of the work performed by the independent auditors unless specific circumstances are brought to its attention warranting such a review.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, specific advisors, consultants or experts it deems necessary in the performance of its duties.

II.     COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board. All of the members of the Committee must (a) be free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company and, (b) not be subject to any of the other restrictions on independence set forth in rules or regulations, prescribed by NASDAQ, SEC or the Public Accounting Oversight Board.

All members of the Committee shall possess a basic understanding of financial statements, including a company’s balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Board, in its business judgment, interprets such qualification.

The members of the Committee shall be elected by the Board at the annual or any regular meeting of the Board. The members of the Committee shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal. If a Chair is not elected by the full Board or is not present at a particular meeting, the members of the Committee may designate a Chair by majority vote of the Committee membership in attendance.

III.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the independent auditors and as a Committee, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least the Chair, should meet with the independent auditors and financial management quarterly, either in person or telephonically, to review the Company’s interim financial statement consistent with Section IV.3 below. The Committee Chair shall prepare and/or approve the agenda in advance of each meeting.

IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall perform the following:

Documents/Reports Review

1.	The Committee has adopted this Charter following its approval by the Board of Directors based upon the recommendation of the Committee. The Committee shall review, and reassess the adequacy of, this Charter at least annually. The Charter shall be included as an appendix to the Company’s Proxy Statement for its Annual Meeting of Stockholders at least once every three years.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to filing or distribution. This review and discussion should encompass the results of the audit, including significant issues regarding accounting principles, practices and judgments.

3.	Review with financial management the quarterly financial results prior to the earlier of the release of earnings or the filing of the Quarterly Report on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review. In connection with such review, the Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 have been received and held.

Independent Accountants

4.	Recommend to the Board of Directors the selection of independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

5.	Make clear that the independent auditors for the Company are ultimately accountable to the Committee and the Board of Directors, that the Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement.

6.	Require the independent auditors to submit on a periodic basis (but at least annually) to the Committee a formal written statement in accordance with Independence Standards delineating all relationships between them and the Company, actively engage in a dialogue with them with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommend that the Board of Directors take appropriate action in response to the report of the independent auditors to satisfy itself of the outside auditors’ independence.

7.	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8.	Discuss with the independent auditors their audit plan.

9.	Review and approve in advance all non-audit services performed by the auditing firm.

Financial Reporting Processes

10.	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk reporting exposures including off balance sheet arrangements and/or special purpose entities and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s response.

11.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

12.	Discuss with the independent auditors the matters contemplated by Statement of Auditing Standards No. 61, including, without limitation, the independent accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

13.	Based on the review and discussions referred to previously, recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

14.	Prepare a report of the Committee to be included in the Company’s Proxy Statement for its Annual Meeting of Stockholders.

Other

15.	Nothing in this Charter will, or be deemed to, decrease or modify any manner adverse to any member of the Committee, such member’s right to rely on statements and certifications made by Corporation’s officers, employees, agents, counsel, experts and auditors.

16.	Nothing in this charter will, or will be deemed to, adversely affect in any manner the rights of members of the Committee to indemnification and advancement of expenses under the Certificate of Incorporation or Bylaws of the Corporation or under any contract, agreement, arrangement or understanding benefiting such member.

17.	Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Committee or its members

The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete, accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations of the Company’s internal policies, procedures or controls.

615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
479-820-0000

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the internet or by telephone,
please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	Please mark your votes as indicated in this example

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

J.B. HUNT TRANSPORT SERVICES, INC.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors (Please see reverse)					2.	To ratify the appointment of KPMG LLP as the principal independent public accountants for fiscal year 2003.	☐	☐	☐
			FOR	WITHHELD
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

	☐						Mark box at right if you plan to attend the Annual Meeting.			☐
		For all nominees except as written above
							Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

							The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

							NOTE: Please mark sign, date and promptly return this proxy card in the enclosed envelope. Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature                                                                       Date:                               Signature                                                                       Date:

J.B. HUNT TRANSPORT SERVICES, INC.

Dear Stockholder:

J.B. Hunt Transport Services, Inc. encourages U.S. and Canadian residents to take advantage of a convenient way by which you can vote your shares by telephone. If you vote by telephone, you do not need to return this proxy card.

To vote your shares by telephone you must use the voter control number in the box on the reverse side.

On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week. The telephone response system will lead you through a simple process of voting your proxy. Your voter control number above must be used to access the system.

Your telephone vote provides the same authorization to vote your shares as if you marked, signed, dated and returned your proxy card.

Your vote is important. Thank you for voting.

DETACH HERE

PROXY

J.B. HUNT TRANSPORT SERVICES, INC.
Proxy Solicited on Behalf of Board of Directors for
Annual Meeting of Stockholders, April 24, 2003

The undersigned hereby constitute(s) and appoint(s) WAYNE GARRISON AND KIRK THOMPSON as Proxies, each with the power to appoint his substitute, and hereby authorizes the Proxies, or either of them, to represent and vote as designated on this proxy card all of the shares of common stock of J.B. HUNT TRANSPORT SERVICES, INC. held of record by the undersigned on February 28, 2003 at the Annual Meeting of Stockholders to be held on April 24, 2003, and any adjournment thereof.

Election of Directors, Nominees:
(1) Gene George, (2) Thomas I. Hardman,
(3) J.B. Hunt, (4) James L. Robo

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGE?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.